UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ___________________

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): November 8, 2005

                       FARMSTEAD TELEPHONE GROUP, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                   0-15938             06-1205743
(State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)            File Number)      Identification No.)


22 Prestige Park Circle, East Hartford, CT               06108-3728
 (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code: (860) 610-6000


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       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED
           LISTING RULE OR STANDARD; TRANSFER OF LISTING.

      On November 14, 2005, Farmstead Telephone Group, Inc. (the "Company") announced that it has received notice from the American Stock Exchange ("AMEX") that the Company no longer complies with the AMEX's continued listing standards due to its failure to maintain stockholders' equity of at least $4 million, as set forth in Section 1003 (a) (ii) of the AMEX Company Guide, and that its securities are, therefore, subject to being delisted from the AMEX. The Company was previously granted an eighteen month period to regain compliance with this standard, and such compliance period ended as of November 7, 2005.

      According to the AMEX notice, the Company must appeal by November 16, 2005, or the AMEX staff determination will become final. AMEX staff will suspend trading in the Company's securities and submit an application to the SEC to strike the Company's common stock from listing and registration on the AMEX in accordance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. The Company plans to appeal this determination by the AMEX staff and to request a hearing before an AMEX panel (the "Panel"). The time and place of such a hearing will be determined by the Panel. There can be no assurance that the Panel would grant the relief sought by the Company. If the Panel does not grant the relief sought by the Company, its securities would be de-listed from the AMEX. In that event, the Company would seek quotation of its securities on the OTC Bulletin Board.

      The foregoing determination by the AMEX staff was made subsequent to the Company's update and submission of the Company's plan for upcoming private offerings of its securities to investors to regain compliance with the AMEX continued listing requirements for which the Company had requested a ninety (90) day extension from November 7, 2005. Such update and submission to AMEX included the Notice of the Special Meeting of the Stockholders and Proxy Statement to approve such transactions which have been filed with the SEC as Schedule 14A on November 2, 2005, an engagement agreement dated October 31, 2005 with a leading New York-based investment banking firm, which has agreed to be the lead placement agent for an immediate private offering of securities on a "best efforts" basis and to be the managing underwriter for a possible secondary public offering of common stock on a "firm-commitment" basis planned for sometime in 2006, and a detailed timetable to consummate the private offerings and regain compliance.

      The Company fully intends to pursue stockholders approval and complete the transactions contemplated in the filed Schedule 14A. The Company believes that the completion of the private offerings described in the
Schedule 14A will put the Company back in compliance with the AMEX continued listing requirement for stockholders' equity. If the Company is able to regain compliance anytime between now and the hearing with AMEX staff, the de-listing process would be withdrawn. The contemplated private and secondary public offerings are also intended to raise additional capital for the Company to use in the continuing buildout of its One IP Voice, Inc. IP telephony business.

      The Company disclosed its previous AMEX notice and circumstances relating to its current listing deficiency in its previous filings with the SEC starting with its Current Report on Form 8-K filed with the SEC on July 23,


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2004 and last disclosed in the Proxy Statement on Schedule 14A filed with the SEC on November 2, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (D)  Exhibits

99.1  Press release dated November 14, 2005.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FARMSTEAD TELEPHONE GROUP, INC.


                                       By: /s/ ROBERT G. LAVIGNE
                                           --------------------------
                                           Robert G. LaVigne
                                           Executive Vice President &
                                           Chief Financial Officer


Date: November 14, 2005


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